Exhibit 5.1
PricewaterhouseCoopers LLP
Chartered Accountants
111 5th Avenue SW, Suite 3100
Calgary, Alberta
Canada T2P 5L3
Telephone +1 (403) 509 7500
Facsimile +1 (403) 781 1825
Consent of Independent Auditors
We hereby consent to the incorporation by reference in this Registration Statement of Canadian Pacific Railway Limited on Form F-10/A (Registration No. 333-156972) of our report dated February 19, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Canadian Pacific Railway Limited’s Annual Report on Form 40-F for the year ended December 31, 2007. We also consent to the use in this Registration Statement of our report dated February 19, 2008 relating to the schedule of “Supplemental United States Generally Accepted Accounting Principles Differences and Disclosures”, which appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Chartered Accountants
Calgary, Canada
February 3, 2009
PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.